Industry Canada | Industrie Canada

Restated Certificate of Incorporation

Canada Business Corporations Act

Certificat de constitution à jour

Loi canadienne sur les sociétés par actions

SHELL CANADA LIMITED

SHELL CANADA LIMITEE

350797-1

Name of corporation-Dénomination de la société

Corporation number-Numéro de la société

I hereby certify that the articles of incorporation of the above-named corporation were restated under section 180 of the *Canada Business Corporations Act* as set out in the attached restated articles of incorporation.

Je certifie que les statuts constitutifs de la société susmentionnée ont été mis à jour en vertu de l'article 180 de la *Loi canadienne sur les sociétés par actions*, tel qu'il est indiqué dans les statuts mis à jour ci-joints.

Director - Directeur

May 18, 2000 / le 18 mai 2000

Effective Date of Restatement - Date d'entrée en vigueur de la mise à jour

Canada

Canada Business Corporations Act

FORM 7
RESTATED ARTICLES OF INCORPORATION
(SECTION 180)

1 - Name of Corporation

English Form - **SHELL CANADA LIMITED**
French Form – **SHELL CANADA LIMITEE**

Corporation No.

350797-1

2 - The place in Canada where the registered office is to be situated

City of Calgary, Province of Alberta

3 - The classes and any maximum number of shares that the corporation is authorized to issue

An unlimited number of Common Shares without par value, an unlimited number of 4% Cumulative Redeemable Preference Shares and an unlimited number of Preferred Shares without par value issuable in series, having attached thereto the rights, privileges, restrictions and conditions as set out in the attached Schedule A.

4 - Restrictions, if any, on share transfers

Nil.

5 - Number (or minimum and maximum number) of directors

The annexed Schedule B is incorporated in this Form.

6 - Restrictions, if any, on business the corporation may carry on

There are no restrictions in the Articles on the business the Corporation may carry on.

7 - Other provisions, if any

The annexed Schedule C is incorporated in this Form.

The foregoing restated articles of incorporation correctly set out, without substantive change, the corresponding provisions of the articles of incorporation as amended and supersede the original articles of incorporation.

Signature	Date	FOR DEPARTMENTAL USE ONLY
Timothy W. Faithfull / H. Fleming HWL	April 26, 2000	
Title **PRESIDENT** **SECRETARY**		Filed MAY 25 2000

SCHEDULE A

A. The Preferred Shares shall, as a class, be designated as Preferred Shares and shall have attached thereto the following rights, privileges, restrictions and conditions:

1. **Preferred Shares in Series**

The Preferred Shares may at any time or from time to time be issued in one or more series and before the issuance of any series the directors of the Corporation shall by resolution fix the number of shares in such series and determine the designation, rights, privileges, restrictions and conditions to be attached to the Preferred Shares of such series.

2. **Priority**

The Preferred Shares of each series shall rank on a parity with the Preferred Shares of every other series and shall rank in priority to the 4% Cumulative Redeemable Preference Shares and the Common Shares of the Corporation and any other class of shares ranking junior to the Preferred Shares with respect to the payment of dividends and in the distribution of assets of the Corporation in the event of liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs.

3. **Creation and Issue of Additional Shares**

So long as any of the Preferred Shares are outstanding, the Corporation shall not, without the prior approval of the Preferred Shares as a class given in accordance with clause 6 below, create any additional class of shares ranking prior to or on a parity with the Preferred Shares. So long as any of the Preferred Shares are outstanding, the Corporation shall not, without the prior approval of the Preferred Shares as a class given in accordance with clause 6 below, issue any shares of any other class ranking prior to the Preferred Shares or, if any dividends are in arrears on any Preferred Shares, issue any additional Preferred Shares or shares of any other class ranking on a parity with the Preferred Shares.

4. **Voting Rights**

Except when entitled to by law and except as specifically set forth herein, the holders of the Preferred Shares shall not be entitled as such to receive notice of or to attend any meeting of the shareholders of the Corporation or to vote at any such meeting unless and until the Corporation from time to time shall fail to pay in the aggregate eight (8) quarterly dividends or four (4) half-yearly dividends, as the case may be, on the Preferred Shares of any one series on the dates on which the same should be paid according to the terms thereof and until eight (8) quarterly dividends or four (4) half-yearly dividends, as the case may be, shall remain outstanding and be unpaid whether or not consecutive and whether or not such dividends have been declared and whether or not there are any moneys of the Corporation properly applicable to the payment of dividends. In such event but only so long as any dividends on the Preferred Shares of any series remain in arrears, the holders of the Preferred Shares shall be entitled to receive notice of and to attend all meetings of shareholders of the Corporation at which members of the board of directors are to be elected and which take place more than sixty (60) days after such event and shall be entitled to elect at any such meeting, voting separately as a class, two (2) members, who shall be resident Canadians, out of whatever number of members of the board of directors are to be elected at such meeting. Notwithstanding the foregoing, nothing contained herein shall be deemed to limit the right of the Corporation from time to time to increase or decrease the size of its board of directors.

5. **Amendment**

The rights, privileges, restrictions and conditions attached to the Preferred Shares as a class may be added to, changed or removed at any time or from time to time by Articles of Amendment but only with prior approval of the holders of Preferred Shares given in accordance with clause 6 below in addition to any vote or authorization required by the *Canada Business Corporations Act* as the same may be amended, replaced or re-enacted from time to time.

6. **Approval of Holders of Preferred Shares**

The approval of the holders of the Preferred Shares referred to in clause 3 hereof and the approval of the holders of Preferred Shares with respect to any addition to, change in or removal of the rights, privileges, restrictions and conditions attaching to the Preferred Shares as a class shall be given by a resolution signed by all the holders of outstanding Preferred Shares or passed

by a majority of not less than two-thirds (2/3) of the votes cast by the holders of Preferred Shares who voted in respect of that resolution at a meeting of the holders of the Preferred Shares duly called for that purpose. The quorum for the transaction of business at any such meeting shall be two (2) persons present and being entitled to vote thereat. The formalities to be observed in respect of the giving of notice of any such meeting and the conduct thereof shall be those from time to time prescribed by the *Canada Business Corporations Act* or the by-laws of the Corporation with respect to meetings of shareholders.

B. The 4% Cumulative Redeemable Preference Shares shall be designated as 4% Cumulative Redeemable Preference Shares (hereinafter in these articles referred to as "Preference Shares") and shall have attached thereto the following rights, privileges, restrictions and conditions:

1. **Priority**

The Preference Shares shall rank junior to the Preferred Shares and shall rank in priority to the Common Shares and any other class of shares of the Corporation ranking junior to the Preference Shares with respect to the payment of dividends and in the distribution of assets of the Corporation in the event of liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs.

2. **Dividends**

Subject to the prior rights of the holders of Preferred Shares, the holders of Preference Shares shall be entitled to and shall receive half-yearly on the first (1st) day of April and October in each year, as and when declared by the directors, fixed cumulative dividends at the rate of four per cent (4%) per annum on the amounts from time to time paid up thereon out of the moneys of the Corporation properly applicable to the payment of dividends. No dividend shall at any time be declared or paid or set apart for the Common Shares or any part thereof until all accrued dividends on the Preference Shares issued and outstanding shall have been paid. The holders of Preference Shares shall not be entitled to any dividends other than or in excess of the cash dividends hereinbefore provided for.

3. **Liquidation**

Subject to the prior rights of the holders of Preferred Shares, the holders of Preference Shares shall have the right on the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, or other distribution of assets of the Corporation among shareholders for the purpose of winding up its affairs, to repayment of the amount paid up on such shares, together with all unpaid preferential dividends (which for such purpose shall be treated as if such preferential dividends were accruing up to the date of such distribution) before the holders of any of the Common Shares of the Corporation shall be entitled to repayment of the amounts or any part thereof paid upon such Common Shares or to participate in the assets of the Corporation. The holders of the Preference Shares shall not have the right to any further participation in the assets of the Corporation than as above set out.

4. **Redemption**

Subject to the provisions attaching to the Preferred Shares or any series thereof, the Corporation may, upon giving notice as hereinafter provided, redeem the whole or from time to time any part of the then outstanding Preference Shares on payment for each share to be redeemed of one hundred per cent (100%) of the amount paid up thereon, together with an amount calculated as if the preferential dividends on such shares were accruing for the period from the time of payment of the last dividend instalment to the date of such redemption. In case a part only of the then outstanding Preference Shares is at any time to be redeemed, the shares so to be redeemed shall be taken from the Preference Shares held by each holder thereof pro rata according to the number of such shares held by him as shown in the securities register of the Corporation on the date of giving notice of redemption.

The Corporation shall give at least thirty (30) days' notice in writing to each person who at the date of giving such notice is a registered holder of Preference Shares to be redeemed of the intention of the Corporation to redeem Preference Shares held by such registered holder. Such notice shall be given by post in a prepaid letter addressed to the last address of each such shareholder as it appears in the securities register of the Corporation, or, in the event of the address of any shareholder not so appearing, then to the last known address of such shareholder. Such notice shall set out the number of Preference Shares held by the person to whom it is addressed which are to be redeemed and the redemption price. Such notice shall also set out the date on which redemption is to take place and on and after the date so specified for redemption

the Corporation shall pay the redemption price to the registered holder of the Preference Shares to be redeemed on presentation and surrender at the registered office of the Corporation, or at any other place designated by such notice, of the certificates for the Preference Shares so called for redemption. The certificates for such shares shall thereupon be cancelled and the redemption of the shares represented thereby shall thereupon be completed. If a part only of the shares represented by any certificate be redeemed a new certificate for the balance shall be issued. From and after the date specified in any such notice, the Preference Shares called for redemption shall cease to be entitled to dividends and the holders thereof shall not be entitled to any rights in respect thereof except that of receiving the redemption price, unless payment of the redemption price shall not be made by the Corporation on the presentation and surrender of the certificates in accordance with the foregoing provisions.

Should the holders of any Preference Shares so called for redemption fail to present the certificates representing such shares within fifteen (15) days after the date specified for redemption, the Corporation shall have the right to deposit the redemption price of such shares to a special account in any chartered bank in Canada mentioned in the notice to provide for the payment thereof, without interest, to the holders of such shares upon surrender of the certificates representing the same, and upon such deposit, such shares shall, so far as liability of the Corporation is concerned, be taken to be redeemed and cancelled. After the Corporation has made a deposit as aforesaid with respect to any shares, the rights of the holders of such shares as against the Corporation shall be limited to receiving the redemption price so deposited and such holders shall not be entitled to any participation in the profits or assets of the Corporation, or to exercise any rights as holders of such shares so redeemed and cancelled.

5. **Voting Rights**

The holders of the Preference Shares shall be entitled at all meetings of shareholders of the Corporation (except meetings at which only holders of another class are entitled to vote) to one (1) vote for each Preference Share held by them.

C. The Common Shares shall have attached thereto the following rights, privileges, restrictions and conditions:

1. **Voting Rights**

The holders of the Common Shares shall be entitled at all meetings of shareholders of the Corporation (except meetings at which only holders of another class are entitled to vote) to one (1) vote for each Common Share held by them.

2. **Dividend Rights**

Subject to the prior rights of the holders of the Preferred Shares and the 4% Cumulative Redeemable Preference Shares and any other shares ranking senior to the Common Shares with respect to priority in the payment of dividends, all dividends which the directors may declare in any fiscal year of the Corporation shall be declared and paid in equal amounts per share on all Common Shares at the time outstanding with out preference or priority.

3. **Liquidation**

In the event of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation or other distribution of assets of the Corporation among shareholders for the purpose of winding up its affairs, the holders of the Common Shares shall be entitled, subject to the prior rights of the holders of the Preferred Shares and the 4% Cumulative Redeemable Preference Shares and any other shares ranking senior to the Common Shares, to the remaining property and assets of the Corporation.

SCHEDULE B

The board of directors shall consist of a minimum of eight and maximum of fifteen directors. The directors in office at the time of continuance of the Corporation under the *Canada Business Corporations Act* shall hold office, subject to the provisions of the *Canada Business Corporations Act*, until the expiration of the term for which they were elected prior to continuance.

SCHEDULE C

(a) Without limiting the borrowing powers of the Corporation as set forth in the *Canada Business Corporations Act*, the board of directors of the Corporation may from time to time,

(i) borrow money upon the credit of the Corporation;

(ii) issue, re-issue, sell or pledge debt obligations of the Corporation; and

(iii) mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation, owned or subsequently acquired, and in the undertaking and rights of the Corporation, to secure any debt obligation of the Corporation.

(b) Without limiting the borrowing powers of the Corporation as set forth in clause (a) hereof, the board of directors of the Corporation may from time to time, in such amount and on such terms as it deems expedient charge, mortgage, hypothecate or pledge all or any of the currently owned or subsequently acquired real or personal, movable or immovable, property of the Corporation, including book debts, rights, powers, franchises and undertaking, to secure any debt obligations or any money borrowed, or other debt or liability of the Corporation.

(c) Subject to the provisions of the *Canada Business Corporations Act*, the board of directors may from time to time delegate to such one or more of the directors and officers of the Corporation as may be designated by the board all or any of the powers conferred on the board as set out above to such extent and in such manner as the board shall determine at the time of each such delegation.

Industry Canada | Industrie Canada

Certificate of Amendment

Canada Business Corporations Act

Certificat de modification

Loi canadienne sur les sociétés par actions

SHELL CANADA LIMITED

SHELL CANADA LIMITEE

350797-1

Name of corporation-Dénomination de la société

Corporation number-Numéro de la société

I hereby certify that the articles of the above-named corporation were amended:

Je certifie que les statuts de la société susmentionnée ont été modifiés:

☐ a) under section 13 of the *Canada Business Corporations Act* in accordance with the attached notice;

a) en vertu de l'article 13 de la *Loi canadienne sur les sociétés par actions*, conformément à l'avis ci-joint;

☐ b) under section 27 of the *Canada Business Corporations Act* as set out in the attached articles of amendment designating a series of shares;

b) en vertu de l'article 27 de la *Loi canadienne sur les sociétés par actions*, tel qu'il est indiqué dans les clauses modificatrices ci-jointes désignant une série d'actions;

☑ c) under section 179 of the *Canada Business Corporations Act* as set out in the attached articles of amendment;

c) en vertu de l'article 179 de la *Loi canadienne sur les sociétés par actions*, tel qu'il est indiqué dans les clauses modificatrices ci-jointes;

☐ d) under section 191 of the *Canada Business Corporations Act* as set out in the attached articles of reorganization;

d) en vertu de l'article 191 de la *Loi canadienne sur les sociétés par actions*, tel qu'il est indiqué dans les clauses de réorganisation ci-jointes;

Richard G. Shaw
Director - Directeur

June 6, 2005 / le 6 juin 2005

Date of Amendment - Date de modification

Canada

Industry Canada Industrie Canada

Canada Business Corporations Act — Loi canadienne sur les sociétés par actions

ELECTRONIC TRANSACTION REPORT — RAPPORT DE LA TRANSACTION ÉLECTRONIQUE

ARTICLES OF AMENDMENT (SECTIONS 27 OR 177) — CLAUSES MODIFICATRICES (ARTICLES 27 OU 177)

Processing Type - Mode de traitement: E-Commerce/Commerce-É

1. Name of Corporation - Dénomination de la société	2. Corporation No. - N° de la société
SHELL CANADA LIMITED SHELL CANADA LIMITEE	350797-1

3. The articles of the above-named corporation are amended as follows:
Les statuts de la société mentionnée ci-dessus sont modifiés de la façon suivante:

Pursuant to Section 173(1)(h) of the Canada Business Corporations Act, Item 3 of the Articles of the Corporation, as amended, are further amended such that each authorized Common Share, whether issued or unissued, shall be subdivided into three (3) Common Shares such that after giving effect to the subdivision, the authorized capital of the Corporation shall consist of an unlimited number of Common Shares and an unlimited number of Preferred Shares, issuable in series, and an unlimited number of 4% Cumulative Redeemable Preference Shares.

Date	Name - Nom	Signature	Capacity of - en qualité
2005-05-20	SIMON A. FISH/SHANNON L. COSMESCU		AUTHORIZED OFFICER

Canada